Exhibit 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Amendment No. 1 to Schedule 13G is filed on behalf of each of us.

Dated: February 16, 2021

TENEDORA DE CINES, S.A. DE C.V.		BURWOOD ENTERPRISES PTE LTD

By:	/s/ Jorge Pablo Aguilar Albo	By:	/s/ Jaime Ramírez Díaz
Name:	Jorge Pablo Aguilar Albo	Name:	Jaime Ramírez Díaz
Title:	General Counsel	Title:	Attorney-in-Fact

Estate of Marco Antonio Ramírez Villalón		Estate of Marco Antonio Ramírez Villalón

By:	/s/ Enrique Ramírez Magaña	By:	/s/ Eduardo Ramírez Díaz
Name:	Enrique Ramírez Magaña	Name:	Eduardo Ramírez Díaz
Title:	Co-Executor (1)	Title:	Co-Executor (1)

Estate of Marco Antonio Ramírez Villalón

By:	/s/ Jaime Ramírez Díaz
Name:	Jaime Ramírez Díaz
Title:	Co-Executor (1)

By:	/s/ Sandra Ramírez Magaña	By:	/s/ Alejandro Ramírez Magaña
	Sandra Ramírez Magaña		Alejandro Ramírez Magaña

By:	/s/ Enrique Ramírez Magaña	By:	/s/ Enrique Ramírez Villalón
	Enrique Ramírez Magaña		Enrique Ramírez Villalón

By:	/s/ Jaime Ramírez Díaz	By:	/s/ Eduardo Florentino Ramírez Villalón
	Jaime Ramírez Díaz		Eduardo Florentino Ramírez Villalón

By:	/s/ Pilar Ramírez Díaz	By:	/s/ Natalia Ramírez Díaz
	Pilar Ramírez Díaz		Natalia Ramírez Díaz

By:	/s/ Miguel Mier Esparza	By:	/s/ Mariana Ramírez Díaz
	Miguel Mier Esparza		Mariana Ramírez Díaz

By:	/s/ Eduardo Acuña Shaadi	By:	/s/ Manuel Urrutia Zugarramurdi
	Eduardo Acuña Shaadi		Manuel Urrutia Zugarramurdi

By:	/s/ Mauricio Vaca Tavera	By:	/s/ Arturo López Martín
	Mauricio Vaca Tavera		Arturo López Martín

(1)	Subject to confirmation by a judge.